Exhibit 3.1

FOURTH AMENDED AND RESTATED

BYLAWS

OF

GENESIS HEALTHCARE, INC.

A Delaware Corporation

Effective March 2, 2021

TABLE OF CONTENTS

Page

Article I

OFFICES

Section 1.1Registered Office1

Section 1.2Other Offices1

Article II

MEETINGS OF STOCKHOLDERS

Section 2.1Place of Meetings1

Section 2.2Annual Meetings1

Section 2.3Special Meetings1

Section 2.4Notice5

Section 2.5Adjournments5

Section 2.6Quorum5

Section 2.7Voting6

Section 2.8Proxies6

Section 2.9Consent of Stockholders in Lieu of Meeting7

Section 2.10List of Stockholders Entitled to Vote7

Section 2.11Record Date7

Section 2.12Stock Ledger8

Section 2.13Conduct of Meetings8

Section 2.14Inspectors of Election8

Section 2.15Nature of Business at Meeting of Stockholders8

Section 2.16Nomination of Directors10

Section 2.17Proxy Access for Director Nominations.13

Article III

DIRECTORS

Section 3.1Number and Election of Directors20

Section 3.2Vacancies21

Section 3.3Duties and Powers21

Section 3.4Meetings21

Section 3.5Organization21

Section 3.6Resignations and Removals of Directors22

Section 3.7Quorum22

Section 3.8Actions of the Board by Written Consent22

Section 3.9Meetings by Means of Conference Telephone23

Section 3.10Committees23

Section 3.11Compensation23

Section 3.12Interested Directors23

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Article IV

OFFICERS

Section 4.1General24

Section 4.2Election24

Section 4.3Voting Securities Owned by the Corporation24

Section 4.4Chairman of the Board25

Section 4.5Chief Executive Officer25

Section 4.6President25

Section 4.7Vice Presidents26

Section 4.8Secretary26

Section 4.9Treasurer26

Section 4.10Assistant Secretaries27

Section 4.11Assistant Treasurers27

Section 4.12Other Officers27

Article V

STOCK

Section 5.1Shares of Stock27

Section 5.2Signatures27

Section 5.3Lost Certificates27

Section 5.4Transfers28

Section 5.5Dividend Record Date28

Section 5.6Record Owners28

Section 5.7Transfer and Registry Agents28

Article VI

NOTICES

Section 6.1Notices29

Section 6.2Waivers of Notice29

Article VII

GENERAL PROVISIONS

Section 7.1Dividends29

Section 7.2Disbursements29

Section 7.3Fiscal Year29

Section 7.4Corporate Seal30

Article VIII

INDEMNIFICATION

Section 8.1Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation30

Section 8.2Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation30

Section 8.3Authorization of Indemnification31

Section 8.4Indemnification by a Court31

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Section 8.5Expenses Payable in Advance31

Section 8.6Non-exclusivity of Indemnification and Advancement of Expenses31

Section 8.7Insurance32

Section 8.8Certain Definitions32

Section 8.9Survival of Indemnification and Advancement of Expenses32

Section 8.10Limitation on Indemnification33

Section 8.11Indemnification of Employees and Agents33

Article IX

AMENDMENTS

Section 9.1Amendments33

Section 9.2Entire Board of Directors33

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FOURTH AMENDED AND RESTATED
BYLAWS
OF
GENESIS HEALTHCARE, INC.
(hereinafter called the “Corporation”)

Article I

OFFICES
Section 1.1Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.2Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
Article II

MEETINGS OF STOCKHOLDERS
Section 2.1Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.
Section 2.2Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.
Section 2.3Special Meetings. Special meetings of the stockholders may be called at any time by (i) the majority of Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer of the Corporation or (iv) otherwise as provided by applicable law, the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Amended and Restated Certificate of Incorporation”) or these Bylaws. Any such special meeting shall be held on such date and at such time and place, if any, designated by the Board of Directors. Subject to Section 2.3(a) of these Bylaws, a special meeting of stockholders shall be called by the Board of Directors upon the written request or requests of one or more stockholders (each, a “Requesting Stockholder”, and collectively, “Requesting Stockholders”) who are stockholders of record of the Corporation at the time a request is delivered holding shares of Common Stock representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of Common Stock (the “Requisite Percentage”), which shares of Common Stock are determined to be “Net Long Shares” in accordance with Section 2.3(a)(i) of these Bylaws. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors, subject to Section 2.3(a).

(a)Stockholder Requested Special Meetings
(i)To be valid, a written request or requests for a special meeting of stockholders (each, a “Special Meeting Request” and collectively, “Special Meeting Requests”) shall be signed and dated by Requesting Stockholders (or their duly authorized agents) holding Net Long Shares representing, in the aggregate, the Requisite Percentage and delivered to the Secretary of the Corporation and shall include: (1) a statement of the specific purpose or purposes of the special meeting of stockholders and the matters proposed to be acted on at the special meeting of stockholders, the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the special meeting of stockholders and any material interest in such business of the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made; (2) as to the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the information required by Section 2.4 of these Bylaws to be set forth in a stockholder’s notice; (3) such other information, if applicable, required by Section 2.15 of these Bylaws including, but not limited to, such other information required to be set forth in connection with a stockholder’s director nomination to be set forth in a stockholder’s notice required by Section 2.16 of these Bylaws; (4) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the number of Net Long Shares with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary of the Corporation shall constitute a revocation of such Special Meeting Request to the extent of such reduction; (5) documentary evidence that the Requesting Stockholders hold Net Long Shares representing, in the aggregate, the Requisite Percentage as of the date on which the Special Meeting Request(s) are delivered to the Secretary of the Corporation; provided, however, that if the Requesting Stockholders are not the beneficial owners of Net Long Shares representing, in the aggregate, the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request(s) are delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own Net Long Shares representing, in the aggregate, the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Secretary of the Corporation; and (6) such other information as reasonably requested by the Corporation. For purposes of this Section 2.3(a)(1) and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any Requesting Stockholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that for purposes of such definition the date the tender offer is first announced shall instead be the date for determining a Requesting Stockholder’s or beneficial owner’s Net Long Shares and the reference to the highest tender price shall refer to the market price on such date and, to the extent not covered by such definition, reduced by any shares as to which such person does not have the right to vote or direct the vote at the special meeting of stockholders or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Stockholders or beneficial owner are acting in concert with the Requesting Stockholders or beneficial owner with respect to the calling of the special meeting of stockholders, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be determined in good faith by the Board of Directors, and such determination shall be binding on the Corporation and its stockholders. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation and, if requested by the Corporation on or prior to the record date for the meeting, the information required under clauses (a)(i)(2), (3), (4), (5) and (6) of this Section 2.3 shall be supplemented by such Requesting Stockholders and beneficial owners not later than ten (10) days after the record date for the special meeting of stockholders to disclose such information as of the record date (and with respect to the information required under clause (a)(i)(5) of this Section 2.3, as of a date not more than five (5) business days before the scheduled date of the special meeting of stockholders to which the Special Meeting Request relates). In determining whether a special meeting of stockholders has been requested by Requesting Stockholders holding Net Long Shares representing, in the aggregate at least, the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (1) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting of stockholders and substantially the same matters proposed to be acted on at the special meeting of stockholders (in each case, as determined in good faith by the Board of Directors), and (2) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time prior to the special meeting of stockholders to which such Special Meeting Request relates by written revocation of such Special Meeting Request delivered to the Secretary of the Corporation. If, as of the date that is sixty (60) days following the earliest dated Special Meeting Request in respect of a special meeting of stockholders, there are Special Meeting Requests in respect of such special meeting of stockholders that have not been revoked (whether by express written revocation by such Requesting Stockholder or pursuant to clause (a)(i)(4) of this Section 2.3)

by Requesting Stockholders owning Net Long Shares representing, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its sole discretion, may cancel such special meeting of stockholders.
(ii)Except as provided in the next sentence, a special meeting of stockholders requested by Requesting Stockholders in compliance with this Section 2.3 shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting of stockholders shall be not more than ninety (90) days after the Special Meeting Request is delivered to the Secretary of the Corporation, unless a later date is required in order to allow the Corporation to file and clear with the Staff of the Securities Exchange Commission the information required by Regulation 14A promulgated under the Exchange Act. Notwithstanding the foregoing, there shall be no requirement to hold any special meeting of stockholders to which a Special Meeting Request relates if (1) the Special Meeting Request does not comply with this Section 2.3, (2) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (3) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (a) the date of the next annual meeting and (b) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting, (4) an identical or substantially similar item (in each case, as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered, (5) a Similar Item was presented at a meeting of stockholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (5), the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (6) a Similar Item (including the election or removal of directors) is included in the Corporation’s notice as an item of business to be brought before an annual or special meeting of stockholders that has been called by the time the Special Meeting Request is delivered but not yet held or that is called for a date within one hundred and twenty (120) days of the delivery to the Corporation of a Special Meeting Request or (7) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act or other applicable law. For purposes of this clause, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests reflecting Net Long Shares representing the Requisite Percentage have been delivered to the Corporation. The Board of Directors shall determine in good faith whether a Special Meeting Request complies with this Section 2.3, and such determination shall be binding on the Corporation and its stockholders.
(iii)Business transacted at a special meeting of stockholders requested by Requesting Stockholders pursuant to this Section 2.3 shall be limited to the purpose or purposes stated in the Special Meeting Request(s) to which such special meeting of stockholders relates; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting of stockholders. If none of the Requesting Stockholders who shall have submitted a Special Meeting Request that complies with this Section 2.3 appear or send a duly authorized agent to present the business to be presented for consideration specified in such Special Meeting Request, the Corporation need not present such business for a vote at the special meeting of stockholders to which such Special Meeting Request relates, regardless of whether any proxies in respect of such matter may have been delivered to the Corporation. The chairman of a special meeting of stockholders to which any Special Meeting Request relates shall determine all matters relating to the conduct of such special meeting of stockholders, including, without limitation, determining whether to adjourn such special meeting of stockholders and whether any nomination or other item of business has been properly brought before such special meeting of stockholders in accordance with this Section 2.3, and if the chairman of such special meeting of stockholders should so determine and declare that any nomination or other item of business has not been properly brought before such special meeting of stockholders, then such nomination or other business shall not be made or transacted at such special meeting of stockholders.
Section 2.4Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.
Section 2.5Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
Section 2.6Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority in voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.5, until a quorum shall be present or represented.

Section 2.7Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the voting power of the shares represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.11(a), each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.8. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 2.8Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(a)A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
(b)A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.9Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.10List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 2.11Record Date.
(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)Only to the extent that action by written consent of the stockholders is not prohibited by the Certificate of Incorporation or these Bylaws, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 2.12Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
Section 2.13Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 2.14Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
Section 2.15Nature of Business at Meeting of Stockholders.

(a)Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.16) may be transacted at an Annual Meeting of Stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Section 2.15.
(b)In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(c)To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (i) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made: (A) the name and address of such person; (B) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (I) the Corporation or (II) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
(e)A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the date of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation prior to the Annual Meeting.
(f)No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.15; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.15 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
(g)Nothing contained in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 2.16Nomination of Directors.
(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances and except as may be otherwise provided in the Investment Agreement, dated as of March 2, 2021, by and among the Corporation, FC-GEN Operations Investment, LLC and ReGen Healthcare, LLC (the “Investment Agreement”). Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.16 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (B) who complies with the notice procedures set forth in this Section 2.16.
(b)In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(c)To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (D) such person’s written representation and agreement that such person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (III) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (B) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of (I) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (II) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (III) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
(e)A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.16. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.17Proxy Access for Director Nominations.
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2020 annual meeting of stockholders), subject to the provisions of this Section 2.17, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder (as defined in Section 2.17(d)) pursuant to and in accordance with this Section 2.17 (a “Stockholder Nominee”). For purposes of this Section 2.17, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.17(h)). For the avoidance of doubt, nothing in this Section 2.17 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.17. Subject to the provisions of this Section 2.17, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.
(b)In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.17, the Eligible Stockholder must have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.17. To be timely, a Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation not more than one hundred sixty-five (165) days prior to the date of such annual meeting and not later than the close of business on the later of (x) the one hundred thirty-fifth (135th) day prior to the date of such annual meeting or (y) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.17.
(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 2.17(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder

Nominees submitted by Eligible Stockholders pursuant to this Section 2.17 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.17 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned (as defined in Section 2,17(e)) in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.17 for any meeting of stockholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.16.
(d)An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the Corporation equal to no less than the Required Shares (as defined below), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 2.17. “Required Shares” means a number of shares of common stock of the Corporation that represents at least three percent (3%) of the outstanding shares of common stock of the Corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 2.17. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.17 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.17 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)For purposes of this Section 2.17, a stockholder shall be deemed to “Own” and have “Ownership” of only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (x) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (y) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors.
(f)To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:
(i)a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;
(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv) the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of nomination made pursuant Section 2.16;
(v) a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Corporation for the purpose or with the intent of changing or influencing control of the Corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.17, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the

Eligible Stockholder pursuant to this Section 2.17 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.17 (including withdrawal of the nomination); and
(viii)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)In addition to the information required or requested pursuant to Section 2.17(f) or any other provision of these Bylaws, (i) the Corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 2.17 or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.
(h)For each of its Stockholder Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement for inclusion in the Corporation’s proxy materials, not to exceed five hundred (500) words, in support of such Stockholder Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of each of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation may omit from its proxy materials any information or Supporting

Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(i)In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own a number of shares of the Corporation’s common stock at least equal to the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Corporation pursuant to this Section 2.17 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.17(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.17).
(j)Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 2.17, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k)Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.17 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(l)Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.17 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to Section 2.16.
(m)This Section 2.17 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
Article III

DIRECTORS
Section 3.1Number and Election of Directors. The Board of Directors shall consist of not less than three (3) nor more than nineteen (19) members, the exact number of which shall be fixed from time to time by the Board of Directors, subject to the terms of the Investment Agreement. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and subject to the terms of the Investment Agreement, (i) each director elected at or prior to the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; (ii) each director elected at the 2021 annual meeting of stockholders shall be elected for a one-year term expiring at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”); (iii) each director elected at the 2022 Annual Meeting shall be elected for a one-year term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”); and (iv) commencing at the 2023 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders and the Board shall no longer be divided into separate classes. Prior to the Corporation’s 2023 Annual Meeting, the Board shall be deemed to be classified for the purposes of Section 141 of the DGCL. Except as provided in Section 3.2, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the year in which his or her term expires and each director so elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.2Vacancies. Subject to the terms of any one or more classes or series of Preferred Stock and subject to the terms of the Investment Agreement, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the other directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto.
Section 3.3Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 3.4Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the Chief Executive Officer or the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer, or any director serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 3.5Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the

Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 3.6Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Until the completion of the Corporation’s 2023 Annual Meeting, after which the directors shall not be divided into separate classes and all directors shall be elected to serve for a term of one (1) year (the “Declassification”), directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only by a vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation, except as otherwise required by the Certificate of Incorporation or applicable law. Following the completion of the Corporation’s 2023 Annual Meeting and the Declassification, directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either, with or without cause, by the holders of a majority of the outstanding shares of stock entitled to vote at an election of directors of the Corporation, voting as a single class, except as otherwise required by the Certificate of Incorporation or applicable law. Subject to the terms of the Investment Agreement, any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 3.7Quorum. Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for that meeting.
Section 3.8Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.9Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.
Section 3.10Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board shall establish an Independent Committee in accordance with the terms of, and having the authority set forth in, the Investment Agreement. The criteria for membership on the Independent Committee and the procedures for assigning and removing such members shall be as set forth in the Investment Agreement. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading and, if applicable, the Investment Agreement. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
Section 3.11Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Chairpersons or members of special or standing committees may be allowed like compensation for such service.
Section 3.12Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Article IV

OFFICERS
Section 4.1General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. Subject to the terms of the Investment Agreement, the Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.
Section 4.2Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 4.3Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.4Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.
Section 4.5Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board, have general supervision of the business and affairs of the Corporation and of its several officers and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to execute, by and on behalf of the Corporation, all deeds, bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, at all meetings of the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.
Section 4.6President. Unless otherwise provided by the Board of Directors, the President shall be the Chief Executive Officer. The President shall, subject to the control of the Board of Directors, the Chairman of the Board, if there be one, and the Chief Executive Officer, if the President shall not be the Chief Executive Officer, have general supervision of the business and affairs of the Corporation. The President shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or, if the President shall not be the Chief Executive Officer, the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to the President by the Board of Directors, the Chairman of the Board, if there be one, or the Chief Executive Officer, if the President shall not be the Chief Executive Officer. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. If the President shall not be the Chief Executive Officer, in the event of the inability or refusal of the Chief Executive Officer to act, the Board of Directors may designate the President to perform the duties of the Chief Executive Officer, and, when so acting, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.7Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
Section 4.8Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 4.9Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 4.10Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 4.11Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.
Section 4.12Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
Article V

STOCK
Section 5.1Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.
Section 5.2Signatures. To the extent any shares are represented by certificates, any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 5.3Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.4Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement (to the extent any shares are represented by certificates), compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.5Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.6Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 5.7Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Article VI

NOTICES
Section 6.1Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or by means of electronic transmission.
Section 6.2Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.
Article VII

GENERAL PROVISIONS
Section 7.1Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 7.2Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 7.3Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.4Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Article VIII

INDEMNIFICATION
Section 8.1Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 8.2Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by the affirmative vote of a majority of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 8.4Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or Section 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 8.5Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by employees and agents (other than present and former directors and officers) may be so paid upon such additional terms and conditions, if any, as the Corporation deems appropriate.
Section 8.6Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 and Section 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or Section 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.7Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
Section 8.8Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
Section 8.9Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.10Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.4), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 8.11Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
Article IX

AMENDMENTS

Section 9.1Amendments. These Bylaws may be amended, altered, changed or repealed, in whole or in part, or new Bylaws may be adopted by either (i) the affirmative vote of a majority of the entire Board of Directors, or (ii) without the approval of the Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation; provided, however, that in any case, notice of such amendment, alteration, change, repeal or adoption of new Bylaws shall be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be.
Section 9.2Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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Last Amended as of:March 2, 2021